Exhibit 10.1

SECOND AMENDMENT TO

EMPLOYMENT AGREEMENT

The Employment Agreement effective as of January 1, 2004, by and between SUSQUEHANNA BANCSHARES, INC., a Pennsylvania corporation (the “Company”), and VALLEY FORGE ASSET MANAGEMENT CORP., a Pennsylvania corporation, a wholly-owned subsidiary of the Company (“VFAM”), on the one side, and BERNARD A. FRANCIS, JR., an adult individual (the “Employee”), on the other side, is hereby amended as follows:

1. A new subparagraph 10.6(e) is added and shall read as follows:

“(e) Notwithstanding the foregoing, if the imposition of a Code §4999 excise tax could be avoided by a reduction of the payments due to the Employee (determined before the application of subparagraph 10.6(a)) by an amount of 10% or less, then the total of all such payments will be reduced to an amount one dollar ($1.00) below the amount that would cause a Code §4999 excise tax to be imposed, and subparagraph 10.6(a) will not apply.”

2. As so amended, said Employment Agreement is hereby ratified and confirmed.

IN WITNESS HEREOF, and intending to be legally bound, the parties have executed this Second Amendment on this 26th day of February, 2007.

SUSQUEHANNA BANCSHARES, INC.

Attest:	/s/ Lisa M. Cavage	By:	/s/ Edward Balderston, Jr.
Secretary

VALLEY FORGE ASSET MANAGEMENT CORP.

Attest:	/s/ James Vogt	By:	/s/ Michael Swallow
SVP, CFO & CCO

EMPLOYEE

Attest:	/s/ James Vogt	By:	/s/ Bernard A. Francis, Jr.